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                                                                       Exhibit 2

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                            V.I. TECHNOLOGIES, INC.

                                      AND

                   PENTOSE PHARMACEUTICALS, INC. ("PENTOSE")

                                      AND

                                    CERTAIN

                                  STOCKHOLDERS

                                       OF

                                    PENTOSE

                           Dated as of July 28, 1999
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                               TABLE OF CONTENTS

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
ARTICLE I THE MERGER......................................................   2
  Section  1.01. The Merger...............................................   2
  Section  1.02. Effective Time...........................................   2
  Section  1.03. Effect of the Merger.....................................   2
  Section  1.04. Certificate of Incorporation; By-Laws....................   2
  Section  1.05. Directors and Officers...................................   3
  Section  1.06. Effect on Capital Stock..................................   3
  Section  1.07. Exchange of Certificates.................................   4
  Section  1.08. Stock Transfer Books.....................................   5
  Section  1.09. No Further Ownership Rights in Pentose Common Stock......   5
  Section  1.10. Lost, Stolen or Destroyed Certificates...................   5
  Section  1.11. Tax Consequences.........................................   6
  Section  1.12. Taking of Necessary Action; Further Action...............   6
  Section  1.13. Material Adverse Effect..................................   6
  Section  1.14. Dissenters' Rights.......................................   6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PENTOSE......................   6
  Section  2.01. Organization of Pentose..................................   6
  Section  2.02. Capital Structure........................................   7
  Section  2.03. Obligations with Respect to Capital Stock................   7
  Section  2.04. Authority................................................   8
  Section  2.05. Section 203 of the Delaware General Corporation Law Not
   Applicable.............................................................   9
  Section  2.06. Pentose Financial Statements.............................   9
  Section  2.07. Absence of Certain Changes or Events.....................   9
  Section  2.08. Taxes....................................................   9
  Section  2.09. Intellectual Property....................................  10
  Section  2.10. Compliance; Permits; Restrictions........................  11
  Section  2.11. Litigation...............................................  11
  Section  2.12. Brokers' and Finders' Fees...............................  11
  Section  2.13. Employee Benefit Plans...................................  11
  Section  2.14. Absence of Liens and Encumbrances; Condition of
   Equipment..............................................................  12
  Section  2.15. Environmental Matters....................................  12
  Section  2.16. Labor Matters............................................  13
  Section  2.17. Agreements, Contracts and Commitments....................  13
  Section  2.18. Change of Control Payments...............................  14
  Section  2.19. Registration Statement; Proxy Statement/Prospectus.......  14
  Section  2.20. Board Approval...........................................  15
  Section  2.21. Minute Books.............................................  15
ARTICLE III REPRESENTATIONS AND WARRANTIES OF VITEX.......................  15
  Section  3.01. Organization of Vitex....................................  15
  Section  3.02. Vitex Capital Structure..................................  15
  Section  3.03. Obligations with Respect to Capital Stock................  16
  Section  3.04. Authority................................................  16
  Section  3.05. Section 203 of the Delaware General Corporation Law Not
   Applicable.............................................................  17
  Section  3.06. SEC Filings; Vitex Financial Statements..................  17
  Section  3.07. Absence of Certain Changes or Events.....................  18
  Section  3.08. Brokers' and Finders' Fees...............................  18
  Section  3.09. Board Approval...........................................  18
  Section  3.10. Tax Matters..............................................  18
  Section  3.11. Intellectual Property....................................  18

                                       i
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
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  Section  3.12. Full Disclosure..........................................  19
  Section  3.13. Registration Statement; Proxy Statement/Prospectus.......  19
ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER.........................  20
  Section  4.01. Conduct of Business by Pentose...........................  20
  Section  4.02. No Solicitation by Pentose...............................  22
  Section  4.03. Conduct of Business by Vitex.............................  23
ARTICLE V ADDITIONAL AGREEMENTS...........................................  24
  Section  5.01. Proxy Statement/Prospectus; Registration Statement;
   Other..................................................................  24
  Section  5.02. Meetings of Stockholders.................................  24
  Section  5.03. Access to Information; Confidentiality...................  25
  Section  5.04. Consents; Approvals......................................  25
  Section  5.05. Stock Options and Warrants...............................  26
  Section  5.06. Pentose Affiliate Agreement..............................  26
  Section  5.07. Lock-Up Agreement........................................  26
  Section  5.08. Indemnification by Surviving Corporation and Insurance...  27
  Section  5.09. Notification of Certain Matters..........................  28
  Section  5.10. Further Action/Tax Treatment.............................  28
  Section  5.11. Public Announcements.....................................  28
  Section  5.12. Listing of Vitex Common Stock............................  28
  Section  5.13. Conveyance Taxes.........................................  28
  Section  5.14. Accountants' Letters.....................................  29
  Section  5.15. Third Party Consents.....................................  29
  Section  5.16. Tax-Free Reorganization..................................  29
  Section  5.17. Board of Directors of Vitex..............................  29
  Section  5.18. Officers of Vitex and Operation of Pentose Business......  29
  Section  5.19. Form S-8.................................................  29
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.............  30
  Section  6.01. Title; Absence of Certain Agreements.....................  30
  Section  6.02. Organization, Good Standing and Power....................  30
  Section  6.03. Authority--General.......................................  30
  Section  6.04. Brokers..................................................  30
  Section  6.05. Accuracy of Representations and Warranties of Pentose....  31
ARTICLE VII CONDITIONS TO THE MERGER......................................  31
  Section  7.01. Conditions to Obligation of Each Party to Effect the
   Merger.................................................................  31
  Section  7.02. Additional Conditions to Obligations of Vitex............  32
  Section  7.03. Additional Conditions to Obligations of Pentose..........  33
ARTICLE VIII TERMINATION..................................................  34
  Section  8.01. Termination..............................................  34
  Section  8.02. Notice of Termination; Effect of Termination.............  35
  Section  8.03. Fees and Expenses........................................  35
ARTICLE IX INDEMNIFICATION................................................  36
  Section  9.01. Definitions..............................................  36
  Section  9.02. Indemnification Generally................................  37
  Section  9.03. Limitations on Indemnification...........................  37
  Section  9.04. Assertion of Claims......................................  38
  Section  9.05. Notice and Defense of Third Party Claims.................  38
  Section  9.06. Survival of Representations and Warranties...............  39
ARTICLE X GENERAL PROVISIONS..............................................  39
  Section 10.01. Effectiveness of Representations, Warranties and
   Agreements.............................................................  39
  Section 10.02. Notices..................................................  39
  Section 10.03. Certain Definitions......................................  40

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
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  Section 10.04. Amendment.................................................  41
  Section 10.05. Waiver....................................................  41
  Section 10.06. Headings..................................................  41
  Section 10.07. Severability..............................................  41
  Section 10.08. Entire Agreement..........................................  41
  Section 10.09. Assignment................................................  41
  Section 10.10. Parties in Interest.......................................  42
  Section 10.11. Failure or Indulgence not Waiver; Remedies Cumulative.....  42
  Section 10.12. Governing Law.............................................  42
  Section 10.13. Counterparts..............................................  42

                                   SCHEDULES

 Schedule 1                  Certain Pentose Stockholders
 Pentose Disclosure Schedule
    Section 2.02             List of outstanding options and warrants
                             List of material consents, waivers and approvals
    Section 2.04             for authority
    Section 2.09             Pentose Intellectual Property rights
    Section 2.11             Notice of Litigation
    Section 2.17             Agreements, contracts and commitments
    Section 2.18             Change of control payments
    Article IV               Exceptions to restrictions on conduct of business
    Section 4.02             Exceptions to no solicitation by Pentose
    Section 5.06             Identification of "affiliates" of Pentose
 Vitex Disclosure Schedule
                             List of material consents, waivers and approvals
    Section 3.04             for authority
    Section 3.11             Vitex Intellectual Property rights
    Article IV               Exceptions to restrictions on conduct of business

                                    EXHIBITS

 Exhibit A-1 Pentose Affiliate Agreement
 Exhibit A-2 Pentose Shareholder Affiliate Agreement

                             Index of Defined Terms

Adopted Employee Stock Option Plan...................................    5.05(a)
Affiliate............................................................     9.1(a)
affiliates...........................................................   10.03(a)
Agreement............................................................   Preamble
Alternative Transaction..............................................    8.03(d)
Ampersand............................................................       5.07
business combination................................................. 2.05, 3.05
business day.........................................................   10.03(b)
Certificate of Merger................................................       1.02
Code.................................................................   Recitals
Company Returns......................................................       2.08
Confidentiality Agreement............................................    5.03(a)
consenting corporation...............................................       2.08

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
Delaware Law................................................            Recitals
Effective Time..............................................                1.02
employee benefit plan.......................................             2.13(a)
Encumbrance.................................................                6.01
ERISA Affiliate.............................................             2.13(a)
Event of Indemnification....................................              9.1(b)
Exchange Act................................................             2.04(b)
Exchange Ratio..............................................             1.06(a)
Former Pentose Director.....................................                5.17
Former Vitex Directors......................................                5.17
Fraud Claim.................................................              9.1(b)
GAAP........................................................                2.06
Governmental Entity.........................................             2.04(b)
Hazardous Material..........................................             2.15(a)
Hazardous Material Activities...............................             2.15(b)
incentive stock option......................................                2.08
Indemnified Parties.........................................             5.08(b)
Indemnified Persons.........................................              9.1(c)
Indemnifying Persons........................................              9.1(d)
Injunction..................................................             7.01(c)
ISO.........................................................             5.05(b)
Losses......................................................              9.1(e)
Material Adverse Effect.....................................                1.13
Merger......................................................            Recitals
Merger Consideration........................................             1.07(b)
Nasdaq......................................................             1.06(f)
Other Filings...............................................                5.01
person......................................................            10.03(c)
personal holding company....................................                2.08
plan of reorganization......................................                1.11
Proxy Statement.............................................                2.19
Pentose.....................................................            Preamble
Pentose Acquisition Proposal................................                4.02
Pentose Affiliate...........................................                5.06
Pentose Affiliate Agreement.................................                5.06
Pentose Balance Sheet.......................................                2.06
Pentose Common Stock........................................            Recitals
Pentose Contract............................................             2.17(l)
Pentose Disclosure Schedule................................. Article II Preamble
Pentose Employee Plans......................................             2.13(a)
Pentose Environmental Permits...............................             2.15(c)
Pentose Financials..........................................                2.06
Pentose IP Rights...........................................             2.09(a)
Pentose IP Rights Agreements................................             2.09(b)
Pentose Option..............................................             5.05(a)
Pentose Permits.............................................             2.10(b)
Pentose Shareholder Agreement...............................                5.07
Pentose Stock Option Plan...................................             1.06(c)
Pentose Stockholders' Meeting...............................                2.19
Registration Statement......................................             2.04(b)
SEC.........................................................             2.04(b)
Securities Act..............................................             2.04(b)

Series A and Series B Preferred Stock......................             Recitals
Shares.....................................................              1.06(a)
Stockholders...............................................             Preamble
subsidiary.................................................             10.03(d)
Survival Date..............................................                  9.5
Surviving Corporation......................................              1.01(a)
Tax........................................................                 2.08
Taxes......................................................                 2.08
Terminating Breach.........................................              8.01(f)
Third Party................................................              8.03(d)
Third Party Claim..........................................                  9.4
transferee.................................................                 2.08
Vitex......................................................             Preamble
Vitex Balance Sheet........................................              3.06(b)
Vitex Common Stock.........................................              1.06(a)
Vitex Disclosure Schedule.................................. Article III Preamble
Vitex Employee Stock Purchase Plan.........................                 3.02
Vitex Financials...........................................              3.06(b)
Vitex IP Rights............................................              3.11(a)
Vitex IP Rights Agreements.................................              3.11(b)
Vitex SEC Reports..........................................              3.06(a)
Vitex Stock Option Plans...................................                 3.02
Vitex Stockholders' Meeting................................                 2.19
Warrants...................................................              1.06(d)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

   This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, (the "Agreement") is made as of July 28, 1999, by and among V.I. Technologies, Inc., a Delaware corporation ("Vitex"), Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose") and the stockholders of Pentose listed on Schedule 1 hereto (the "Stockholders").

                                   RECITALS:

   WHEREAS, the Boards of Directors of Vitex and Pentose have each determined that it is advisable and in the best interests of their respective stockholders for Vitex to enter into a business combination with Pentose upon the terms and subject to the conditions set forth herein;

   WHEREAS, in furtherance of such combination, the Boards of Directors of Vitex and Pentose have each approved the merger (the "Merger") of Pentose with and into Vitex in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), and upon the terms and subject to the conditions set forth herein;

   WHEREAS, pursuant to the Merger, each outstanding share of Pentose's common stock, $.00l par value per share (the "Pentose Common Stock"), on a fully converted basis, assuming conversion on a one-for-one basis of all issued and outstanding shares of Series A and Series B Convertible Preferred Stock, both $.001 par value per share ("Pentose Preferred Stock") shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

   WHEREAS, Vitex and Pentose intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code; and

   WHEREAS, Vitex, Pentose and the Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Vitex, Pentose and the Stockholders hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.01. The Merger. (a) Effective Time. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Pentose shall be merged with and into Vitex, the separate corporate existence of Pentose shall cease, and Vitex shall continue as the surviving corporation. Vitex as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The business of Vitex within the Surviving Corporation will be managed as set forth in Section 5.18 immediately after the Effective Time.

   (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
8.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, unless another date, time or place is agreed to in writing by the parties hereto.

   Section 1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").

   Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Pentose shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Pentose shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

   Section 1.04. Certificate of Incorporation; By-Laws. (a) Certificate of Incorporation. The Certificate of Incorporation of Vitex, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time to increase the number of authorized shares of capital stock of the Surviving Corporation.

   (b) By-Laws. The By-Laws of Vitex, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

   Section 1.05. Directors and Officers. The directors of Vitex immediately prior to the Effective Time, together with Dr. Samuel K. Ackerman, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Vitex immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, except as otherwise provided in Section 5.18.

   Section 1.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Vitex, Pentose or the holders of any of the following securities:

     (a) Conversion of Securities. Each share of Pentose Common Stock and of Pentose Preferred Stock (the "Shares") issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to
  Section 1.06(e), into the right to receive a percentage of a share (the "Exchange Ratio") of validly issued, fully paid and nonassessable common stock of Vitex, $.0l par value per share ("Vitex Common Stock") equal to the quotient of (i) the number of shares as will equal thirty-four percent (34%) of the issued and outstanding shares of Vitex Common Stock as of the Effective Time (giving effect to the issuance of shares of such stock pursuant to this Section 1.06(a)) divided by (ii) the number of issued and outstanding Shares as of the Effective Time. For example, on the basis of the number of shares of Vitex Common Stock and Shares currently issued and outstanding the calculation of the Exchange Ratio would be as follows:

                Exchange Ratio =   x = .5963
                             --------------------
                                   10,753,773

                         where x = .34 (12,447,791+ x)
                                 x = 6,413,176

     All calculations pursuant to this Agreement shall be rounded to the nearest one-ten thousandth (.0001)

     (b) Cancellation. Each Share held in the treasury of Pentose and each Share owned by Vitex or by any direct or indirect wholly owned subsidiary of Vitex immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) Stock Option Plan. All options to purchase Pentose Common Stock then outstanding under Pentose's 1996 Stock Option Plan (the "Pentose Stock Option Plan") shall be assumed by Vitex in accordance with Section 5.05.

     (d) Warrants. All warrants to purchase Pentose Common Stock (the "Warrants") then outstanding shall be assumed by Vitex in accordance with
  Section 5.05.

     (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Vitex Common Stock or Pentose Common Stock), reorganization, recapitalization or other like change with respect to Vitex Common Stock or Pentose Common Stock occurring after the date hereof and prior to the Effective Time.

     (f) Fractional Shares. No fraction of a share of Vitex Common Stock will be issued, but in lieu thereof each holder of Pentose Common Stock who would otherwise be entitled to a fraction of a share of Vitex Common Stock (after aggregating all fractional shares of Vitex Common Stock to be received by such holder) shall receive from Vitex an amount of cash (rounded up to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Vitex Common Stock for the ten (10) most recent days that Vitex Common Stock has traded ending on the second trading day immediately prior to the Effective Time, as reported on the Nasdaq Stock Market ("Nasdaq") as reported in the Wall Street Journal.

   Section 1.07. Exchange of Certificates. (a) Certificates. Vitex shall supply, or shall cause to be supplied, to or for the account of the holders of the Shares, for exchange in accordance with this Section 1.07, certificates evidencing the Vitex Common Stock issuable pursuant to Section 1.06 in exchange for outstanding Shares.

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Vitex will have certificates available for exchange as set forth in Section (a) hereof. Upon surrender of a certificate representing Shares (a "Certificate") for cancellation to Vitex, together with a letter of transmittal in the form provided by Vitex, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor
(A) certificates evidencing that number of whole shares of Vitex Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to
Section 1.07(c), and (C) cash in lieu of fractional shares of Vitex Common Stock to which such holder is entitled pursuant to
Section 1.06(f) (the Vitex Common Stock, dividends, distributions and cash described in this clause (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of Pentose as of the Effective Time, Vitex Common Stock and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to Vitex, accompanied by all documents required to evidence and effect such transfer pursuant to this
Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Vitex Common Stock into which such Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06.

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to Vitex Common Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Vitex Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Vitex Common Stock.

   (d) Transfers of Ownership. If any certificate for shares of Vitex Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed, signature guaranteed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Vitex or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Vitex Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Vitex or any agent designated by it that such tax has been paid or is not payable.

   (e) No Liability. Notwithstanding anything to the contrary in this Section 1.07, neither Vitex nor Pentose shall be liable to any holder of Pentose Common Stock or Vitex Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (f) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

   Section 1.08. Stock Transfer Books. At the Effective Time, the stock transfer books of Pentose shall be closed, and there shall be no further registration of transfers of Pentose Common Stock thereafter on the records of Pentose.

   Section 1.09. No Further Ownership Rights in Pentose Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   Section 1.10. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Vitex shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Vitex Common Stock as may be required pursuant to Section 1.06; provided, however, that Vitex may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Vitex or with respect to the Certificates alleged to have been lost, stolen or destroyed.

   Section 1.11. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

   Section 1.12. Taking of Necessary Action; Further Action. Each of Vitex and Pentose in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Pentose, the officers and directors of Pentose are fully authorized in the name of the corporation or otherwise to take, and will take, all such lawful and necessary action.

   Section 1.13. Material Adverse Effect. When used in this Agreement with respect to Pentose, or Vitex, as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Pentose or Vitex, as the case may be.

   Section 1.14. Dissenters' Rights. Any Shares held by persons who have not voted in favor of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights under Delaware Law ("Dissenting Shares") shall not be converted into Vitex Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Pentose agrees that, except with the prior written consent of Vitex, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Vitex shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing Shares of the Merger Consideration to which such shareholder would otherwise be entitled under this Article I.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PENTOSE

   Pentose hereby represents and warrants to Vitex that, except as set forth in the written disclosure schedule delivered by Pentose to Vitex (the "Pentose Disclosure Schedule") or pursuant to transactions and agreements contemplated hereby:

   Section 2.01. Organization of Pentose. Pentose is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in the Commonwealth of Massachusetts. Pentose's only corporate offices are located in the Commonwealth of Massachusetts. Pentose has no subsidiaries. Pentose has delivered or made available a true and correct copy of the Certificate of Incorporation and By-laws of Pentose, each as amended to date, to counsel for Vitex.

   Section 2.02. Capital Structure. The authorized capital stock of Pentose consists of 12,000,000 shares of Common Stock, par value $.0l per share, of which there are 3,896,870 issued and outstanding as of the date hereof and 8,000,000 shares of Preferred Stock, par value $.001 per share, of which 4,500,000 shares of Series A Convertible Preferred Stock, par value $.001 per share, and 2,356,903 shares of Series B Convertible Preferred Stock, par value $.001 per share (collectively, the "Pentose Preferred Stock"), are issued and outstanding as of such date. All outstanding shares of Pentose capital stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or By-laws of Pentose or any agreement or document to which Pentose is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. As of the date hereof, Pentose had reserved an aggregate of 1,000,000 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Pentose Stock Option Plan, under which options were outstanding for an aggregate of 975,828 shares. As of the date hereof Pentose has reserved 53,366 shares for issuance to holders of warrants upon exercise of such warrants. All shares of Pentose Common Stock subject to issuance as aforesaid, including shares of Pentose Common Stock issuable upon the conversion of shares of the Pentose Preferred Stock, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.02 of the Pentose Disclosure Schedule lists each outstanding option and warrant to acquire shares of Pentose Common Stock, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date, the vesting schedule and termination date of such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. Each share of Pentose Preferred Stock is convertible into Pentose Common Stock on a one share for one share basis.

   Section 2.03. Obligations With Respect to Capital Stock. Except as set forth in Section 2.02 and except for the convertibility of the Pentose Preferred Stock into Pentose Common Stock, there are no equity securities of any class of Pentose, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.03 of the Pentose Disclosure Schedule, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Pentose is a party or by which it is bound obligating Pentose to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Pentose or obligating Pentose to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 2.02, there are no registration rights and, to the knowledge of Pentose, there are no voting trusts, proxies or other agreements or understanding with respect to any equity security of any class of Pentose.

   Section 2.04. Authority. (a) Pentose has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pentose, subject only to the approval of this Agreement by Pentose's stockholders as described in Section
5.02 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Pentose Common Stock and Pentose Preferred Stock, voting together on an as-converted basis, is required for Pentose's stockholders to approve this Agreement. In addition, the consent of the holders of 51% of the Pentose Preferred Stock is required in accordance with Section 2.04 of the Pentose Disclosure Schedule. This Agreement has been duly executed and delivered by Pentose and, assuming the due authorization, execution and delivery by Vitex, constitutes the valid and binding obligation of Pentose, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the performance of this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Pentose, (ii) subject to obtaining the approval of Pentose's stockholders of the Merger as contemplated in Section 5.02 and compliance with the requirements set forth in Section 2.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Pentose or by which its properties is bound or affected, or (iii) subject to obtaining the consents set forth in Section 2.04 of the Pentose Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Pentose's rights or alter the rights of obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Pentose pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Pentose is a party or by which Pentose or its properties are bound or affected. Section 2.04 of the Pentose Disclosure Schedule lists all material consents, waivers and approvals under any of Pentose's agreements, contracts, license or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

   (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Pentose in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement (as defined in Section 2.19) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Pentose or Vitex or have a material adverse effect on the ability of the parties to consummate the Merger.

   Section 2.05. Section 203 of the Delaware General Corporation Law Not Applicable. The restrictions contained in Section 2.03 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section
203) do not apply to the execution, delivery or performance of this Agreement by Pentose or to the consummation by Pentose of the Merger or the other transactions contemplated by this Agreement.

   Section 2.06. Pentose Financial Statements. The audited consolidated financial statements (including any related notes thereto) representing the financial condition of Pentose as of December 31, 1998 and the unaudited financial statements (including the notes thereto) representing the financial condition of Pentose as of March 31, 1999 (the "Pentose Financials"), (including any related notes thereto), were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Pentose as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements
(i) were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount, and (ii) do not include footnotes required by GAAP. The balance sheet of Pentose as of December 31, 1998 is hereinafter referred to as the "Pentose Balance Sheet." Except as disclosed in the Pentose Financials, Pentose does not have any liabilities (absolute, accrued, contingent or otherwise) as of the date hereof, of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Pentose taken as a whole, except liabilities (i) provided for in the Pentose Balance Sheet, or (ii) incurred since the date of the Pentose Balance Sheet in the ordinary course of business consistent with past practices.

   Section 2.07. Absence of Certain Changes or Events. Since the date of the Pentose Balance Sheet through the date of this Agreement and except as set forth in Schedule 2.07, there has not been: (i) any Material Adverse Effect on Pentose, (ii) any material change by Pentose in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(iii) any revaluation or disposition by Pentose of any of its assets having a Material Adverse Effect on Pentose, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

   Section 2.08. Taxes. Pentose and each other corporation (if any) included in any consolidated or combined tax return in which Pentose has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon due; (ii) have paid and shall timely pay all Taxes of Pentose (or such other corporation) required to have been paid by Pentose (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete at the time of filing. All Taxes of Pentose attributable to all taxable periods ending on or before the Closing Date to the extent not required to have been previously paid, have been adequately provided for on the Pentose Financials and Pentose will not accrue a Tax Liability from the date of the Pentose Financials up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business. Pentose has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to Pentose that are still in effect. Except as contested in good faith, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Pentose Financials (as appropriate) and Pentose has received no notification that any proposed additional Taxes have been asserted. Pentose (i) has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and (ii) is not a "personal holding company" within the meaning of Section 542 of the Code and (iii) has not been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Pentose has not agreed to, nor to the best of its knowledge is it required to, make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise. Pentose will not incur a Tax liability resulting from Pentose ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. Each granted option that was designated as an "incentive stock option" on the applicable books and records of Pentose qualified as an "incentive stock option" within the meaning of the Section 422 of the Code on the date in which such option was granted. As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

   Section 2.09. Intellectual Property. (a) Pentose owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted, which intellectual property is listed on Section 2.09 of the Pentose Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the "Pentose IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Pentose.

   (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Pentose IP Rights (the "Pentose IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Pentose IP Rights or impair the right of Pentose or the Surviving Corporation to use, sell or license any Pentose IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Pentose.

   (c) Except as set forth in Section 2.09 of the Pentose Disclosure Schedule
(i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Pentose violates any license or agreement between Pentose and any third party or, infringes any intellectual property right of any other party; (ii) to the knowledge of Pentose, no third party is materially infringing upon, or violating any license or agreement with Pentose relating to any Pentose IP Rights; and (iii) to the knowledge of Pentose there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Pentose IP Rights, nor has Pentose received any written notice asserting that any Pentose IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

   (d) Pentose has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Pentose IP Rights.

   Section 2.10. Compliance; Permits; Restrictions. (a) Pentose is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Pentose or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Pentose is a party or by which Pentose or its properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Pentose. No investigation or review by any governmental or regulatory body or authority is pending or threatened against Pentose, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

   (b) Pentose holds all material permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary to the operation of the business of Pentose taken as a whole (collectively, the "Pentose Permits"). Pentose and its subsidiaries are in compliance with the terms of the Pentose Permits, except where the failure to so comply would not have a Material Adverse Effect on Pentose.

   Section 2.11. Litigation. Except as set forth in Section 2.11 of the Pentose Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Pentose has received any notice of assertion nor, is there a threatened action, suit, proceeding, claim arbitration or investigation against Pentose.

   Section 2.12. Brokers' and Finders' Fees. Pentose has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   Section 2.13. Employee Benefit Plans. (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or contributed to by Pentose or any trade or business (an "ERISA Affiliate") which is under common control with Pentose within the meaning of
Section 414 of the Code (the "Pentose Employee Plans"), Pentose has made available to Vitex a true and complete copy of, to the extent applicable, (i) such Pentose Employee Plan, (ii) the most recent annual report (Form 5500),
(iii) each trust agreement related to such Pentose Employee Plan, (iv) the most recent summary plan description for each Pentose Employee Plan for which such description is required, (v) the most recent actuarial report relating to any Pentose Employee Plan subject to Title IV of ERISA and (vi) the most recent United States Internal Revenue Service ("IRS") determination letter issued with respect to any Pentose Employee Plan.

   (b) Each Pentose Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Pentose Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Pentose Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Pentose nor any ERISA Affiliate of Pentose has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with the termination of any plan covered or previously covered by Title IV of ERISA. No Pentose Employee Plan is a Multiemployer Plan as defined in Section 3(37) of ERISA.

   (c) With respect to the employees and former employees of Pentose, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code or other laws. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(l) of the Code.

   Section 2.14. Absence of Liens and Encumbrances; Condition of Equipment. Pentose has good and valid title to, or, in the case of leased properties and assets, valid leasehold interest in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Pentose Financials and except for liens for taxes not yet due and payable.

   Section 2.15. Environmental Matters. (a) Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies and any such materials held as allowed in subsection (b) hereof, are present, as a result of the deliberate actions of Pentose, or, to Pentose's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Pentose has at any time owned, operated, occupied or leased.

   (b) Hazardous Material Activities. Pentose has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has Pentose disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Material Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

   (c) Permits. Pentose currently holds all environmental approvals, permits, licenses, clearances and consents (the "Pentose Environmental Permits") necessary for the conduct of Pentose's Hazardous Material Activities and other businesses of Pentose as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Pentose.

   (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, threatened concerning any Pentose Environmental Permit, Hazardous Material or any Hazardous Material Activity of Pentose. Pentose is not aware of any fact or circumstance which could involve Pentose in any environmental litigation or impose upon Pentose any environmental liability.

   Section 2.16. Labor Matters. There are no activities or proceedings of any labor union to organize any employees of Pentose and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Pentose. Pentose is and has been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA (as defined below), WARN or any similar state or local law).

   Section 2.17. Agreements, Contracts and Commitments. Except as set forth in
Section 2.17 of the Pentose Disclosure Schedule, Pentose is not a party to or is bound by:

     (a) any collective bargaining agreements;

     (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

     (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Pentose on thirty
  (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Pentose's ability to terminate employees at will;

     (d) any benefit or compensation agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan;

     (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Pentose and any of its officers or directors;

     (f) any agreement, contract or commitment containing any covenant limiting the freedom of Pentose to engage in any line of business or compete with any person;

     (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

     (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

     (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

     (j) any joint marketing or development agreement;

     (k) any distribution agreement (identifying any that contain exclusivity provisions); or

     (l) any other agreement, contract or commitment (including real and personal property leases) which involve payment by Pentose under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

   Neither Pentose, nor to Pentose's knowledge any other party to a Pentose Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Pentose is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "Pentose Contract") in such manner as would permit any other party to cancel or terminate any such Pentose Contract, or would permit any other party to seek damages.

   Section 2.18. Change of Control Payments. Section 2.18 of the Pentose Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Pentose as a result of or in connection with the Merger.

   Section 2.19. Registration Statement; Proxy Statement/Prospectus. The written information supplied by Pentose for inclusion in the Registration Statement (as defined in Section 2.04(b)) shall not at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Pentose Financials to be supplied by Pentose for inclusion in the Registration Statement will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto. The written information supplied by Pentose for inclusion in the proxy statement/prospectus to be sent to the stockholders of Pentose and the stockholders of Vitex and in connection with the vote of Pentose's stockholders to consider the approval of this Agreement (the "Pentose Stockholders' Meeting") and in connection with the meeting of Vitex's stockholders to consider the approval of this Agreement and the issuance of shares of Vitex Common Stock pursuant to the terms of the Merger (the "Vitex Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Vitex's stockholders, and at the time of the Vitex Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Vitex Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Pentose or any of its affiliates, officers or directors should be discovered by Pentose which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Pentose shall promptly inform Vitex. Notwithstanding the foregoing, Pentose makes no representation or warranty with respect to any information supplied by Vitex which is contained in any of the foregoing documents.

   Section 2.20. Board Approval. The Board of Directors of Pentose has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Pentose and its stockholders, and (ii) to recommend that the stockholders of Pentose approve this Agreement.

   Section 2.21. Minutes Books. The minute books of Pentose and its subsidiaries made available to counsel for Vitex are the only minute books of Pentose and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Pentose.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF VITEX

   Vitex hereby represents and warrants to Pentose that except as set forth in the written disclosure schedule delivered by Vitex to Pentose (the "Vitex Disclosure Schedule") or pursuant to transactions and agreements contemplated hereby:

   Section 3.01. Organization of Vitex. Vitex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in New York. Vitex has no subsidiaries. Vitex's only offices are located in New York. Vitex has delivered or made available a true and correct copy of the Certificate of Incorporation and By-laws of Vitex, each as amended to date, to counsel for Pentose.

   Section 3.02. Vitex Capital Structure. The authorized capital stock of Vitex consists of 29,000,000 shares of Common Stock, par value $.0l per share, of which there were 12,447,791 shares issued and outstanding as of July 2, 1999 and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued or outstanding. All outstanding shares of the Common Stock of Vitex are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or By-laws of Vitex or any agreement or document to which Vitex is a party or by which it is bound. As of July 3, 1999 Vitex had reserved an aggregate of 2,248,737 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Vitex Amended and Restated 1998 Equity Incentive Plan, and 1998 Amended Director Stock Option Plan, (collectively, the "Vitex Stock Option Plans"), under which options are outstanding for 1,841,530 shares. All shares of the Common Stock of Vitex subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. As of July 3, 1999, there were 29 participants in Vitex's 1998 Employee Stock Purchase Plan (the "Vitex Employee Stock Purchase Plan").

   Section 3.03. Obligations With Respect to Capital Stock. Except as set forth in Section 3.02, there are no equity securities of any class of Vitex, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Vitex owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Vitex, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.02, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements or any character to which Vitex or any of its subsidiaries is a party or by which it is bound obligating Vitex or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Vitex or obligating Vitex to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Vitex there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Vitex.

   Section 3.04. Authority. (a) Vitex has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Vitex, subject only to the approval of the Merger by the holders of at least two-thirds of the outstanding shares of Vitex's Common Stock as contemplated in Section 5.02 and to the approval by the holders of a majority of the outstanding shares of Vitex's Common Stock of certain related matters as contemplated in Section 5.02 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Vitex and, assuming the due authorization, execution and delivery of this Agreement by Pentose, this Agreement constitutes the valid and binding obligation of Vitex, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Vitex does not, and the performance of this Agreement by Vitex will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Vitex or the equivalent organizational documents of any of its other subsidiaries,
(ii) to the best knowledge of Vitex, subject to obtaining the approval of the Merger by Vitex's stockholders as contemplated in Section 5.02 and compliance with the requirements set forth in Section 3.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Vitex or by which its properties are bound or affected, or (iii) subject to obtaining the consents set forth in Section 3.04 of the Vitex Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Vitex's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Vitex pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Vitex is a party or by which Vitex or its properties are bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Vitex. Section 3.04 of the Vitex Disclosure Schedule lists all material consents, waivers and approvals under any of Vitex' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

   (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Vitex in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the Vitex Common Stock on Nasdaq, (vi) the filing of an amendment to Vitex's Certificate of Incorporation with the Secretary of State of the State of Delaware, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Pentose or Vitex or have a Material Adverse Effect on the ability of the parties to consummate the Merger.

   Section 3.05. Section 203 of the Delaware General Corporation Law Not Applicable. The restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section
203) do not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

   Section 3.06. SEC Filings; Vitex Financial Statements. (a) Vitex has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has made available to Pentose such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Vitex may file subsequent to the date hereof) are referred to herein as the "Vitex SEC Reports." As of their respective dates, the Vitex SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Vitex SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (b) The audited consolidated financial statements (including, any related notes thereto) contained in the Vitex SEC Reports or delivered to Pentose representing the financial condition of Vitex as of January 2, 1999 and the unaudited financial statements (including the notes thereto) representing the financial condition of Vitex as of April 3, 1999 (the "Vitex Financials"), (x) complied with the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Vitex as of January 2, 1999 is hereinafter referred to as the "Vitex Balance Sheet." Except as disclosed in the Vitex Financials, Vitex has no liabilities as of the date hereof (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Vitex except liabilities (i) provided for in the Vitex Balance Sheet, or (ii) incurred since the date of the Vitex Balance Sheet in the ordinary course of business consistent with past practices.

   Section 3.07. Absence of Certain Changes or Events. Since the date of the Vitex Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Vitex, (ii) any material change by Vitex in its accounting methods, principles or practices, except as required by concurring changes in GAAP, or (iii) any revaluation or disposition by Vitex of any of its assets having a Material Adverse Effect on Vitex.

   Section 3.08. Brokers' and Finders' Fees. Vitex has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   Section 3.09. Board Approval. The Board of Directors of Vitex has, as of the date of this Agreement, determined to recommend that the Stockholders of Vitex approve this Agreement and the issuance of the Vitex Common Stock in the Merger.

   Section 3.10. Tax Matters. Vitex has no plan or intention to (a) reacquire any of the Vitex Common Stock issued in the Merger or (b) sell or otherwise dispose of any of the assets of Pentose acquired in the Merger, except for dispositions made in the ordinary course of business or transfers to subsidiaries described in Section 368(a)(2)(C) of the Code.

   Section 3.11. Intellectual Property. (a) Vitex has the right to use and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted as set forth on the Vitex Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the "Vitex IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Vitex.

   (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Vitex IP Rights (the "Vitex IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Vitex IP Rights or impair the right of Vitex or the Surviving Corporation to use, sell or license any Vitex IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Vitex.

   (c) Except as set forth in Section 3.11 of the Vitex Disclosure Schedule (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Vitex violates any license or agreement between Vitex and any third party or, infringes any intellectual property right of any other party; (ii) to the knowledge of Vitex, no third party is materially infringing upon, or violating any license or agreement with Vitex relating to any Vitex IP Rights and (iii) to the knowledge of Vitex there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Vitex IP Rights, nor has Vitex received any written notice asserting that any Vitex IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

   (d) Vitex has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Vitex IP rights.

   Section 3.12. Full Disclosure. The representation and warranties of Vitex in this Agreement, taken together with the Vitex SEC Reports, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading.

   Section 3.13. Registration Statement; Proxy Statement/Prospectus. The Registration Statement (as defined in Section 2.04(b)) shall not at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Registration Statement shall, as of the time it becomes effective under the Securities Act be prepared in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder applicable thereto. The information in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Pentose's stockholders, and at the time of the Pentose Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Pentose Stockholders' Meeting which as become false or misleading. The Proxy Statement will comply as to form in all material respect with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Vitex or any of its affiliates, officers or directors should be discovered by Vitex which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Vitex shall promptly inform Pentose, and Vitex shall promptly commence preparation of such amendment or supplement in accordance with Section 5.01. Notwithstanding the foregoing, Vitex makes no representation or warranty with respect to any information supplied by Pentose which is contained in any of the foregoing documents.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

   Section 4.01. Conduct of Business by Pentose. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Pentose agrees, except (i) as provided in Section 4.01 of the Pentose Disclosure Schedule, or
(ii) to the extent that Vitex otherwise consents in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Pentose agrees to confer with Vitex, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except as provided in Article IV of the Pentose Disclosure Schedule, without the prior written consent of Vitex, Pentose shall not do any of the following:

     (a) amend or otherwise change its Certificate of Incorporation or By-
  Laws;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of shares of common stock issuable pursuant to the exercise of employee stock options under the Pentose Employee Stock Option Plan or the Warrants, which options, warrants or rights are outstanding on the date hereof).

     (c) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

     (d) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Pentose Employee Plans (including the Pentose Stock Option Plan) or the Warrants or authorize cash payments in exchange for any options granted under any of such plans;

     (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing;

     (f) sell, transfer, license, sublicense or otherwise dispose of any Pentose IP Rights, or amend or modify any existing agreements with respect to any Pentose IP Rights, or Pentose IP Rights Agreements;

     (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract, lease or agreement other than in the ordinary course of business;
  (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000, taken as a whole (except pursuant to a capital expenditures budget approved in writing by both parties); or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(g);

     (h) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees who are not officers in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee, or establish, adopt, enter into or amend any Pentose Employee Plan;

     (i) take any action, other than as required by GAAP, to change accounting policies or procedures;

     (j) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any tax, except to the extent the amount of any such settlement has been reserved for on its most recent Pentose Financials;

     (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Pentose, or incurred in the ordinary course of business and consistent with past practice;

     (l) except as may be required by law, take any action to terminate or amend any of its Employee Plans other than in connection with the Merger;

     (m) enter into any material partnership arrangements, joint development agreements or strategic alliances;

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (m) above, or any action which would make any of the representations or warranties of Pentose, contained in this Agreement untrue or incorrect or prevent Pentose from performing or cause Pentose not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

   If Pentose wishes to obtain the consent of Vitex to take actions for which prior consent is required pursuant to this Section 4.01, it shall request such consent in writing by telecopy to the attention of the Chief Executive Officer and the Chief Financial Officer of Vitex. A consent signed by either such officer shall be deemed sufficient for purposes hereof. In addition, if Vitex receives such a request but does not respond in writing (which may include an e-mailed response) to such request within 3 business days after the date the request is telecopied, Vitex shall be deemed to have consented to the requested action for all purposes of this Agreement.

   Section 4.02. No Solicitation by Pentose. (i) Except as set forth in Section
4.02 of the Pentose Disclosure Schedule, without the prior written consent of Vitex, Pentose shall not, directly or indirectly, through any officer, director, employee, representative or agent of Pentose, solicit, or encourage or have negotiations with respect to (including by way of furnishing information) the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Pentose (any of the foregoing inquiries or proposals being referred to herein as a "Pentose Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Pentose from referring any third party to this Section 4.02. Nothing contained in this Section 4.02 or any other provision of this Agreement shall prevent the Board of Directors of Pentose from taking any of the foregoing actions if the Board of Directors of Pentose determines in good faith that such action is necessary in order to exercise its fiduciary duties (after receiving a written opinion of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties).

   (ii) Pentose shall immediately notify Vitex after receipt of any Pentose Acquisition Proposal or any request for nonpublic information relating to Pentose in connection with a Pentose Acquisition Proposal or for access to the properties, books or records of Pentose by any person or entity that informs the Board of Directors of Pentose that it is considering making, or has made, an Acquisition Proposal. Such notice to Vitex shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

   (iii) Pentose shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Vitex) conducted heretofore with respect to any of the foregoing. Pentose agrees not to release any third party from any confidentiality or standstill agreement relating to a Pentose Acquisition Proposal to which Pentose is a party.

   (iv) Pentose shall ensure that the officers, directors and employees of Pentose and any investment banker or other advisor or representative retained by Pentose are aware of the restrictions described in this Section, and shall be responsible for any breach of this Section 4.02 by such bankers, advisors and representatives.

   Section 4.03. Conduct of Business by Vitex. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Vitex agrees, except (i) as provided in Article IV of the Vitex Disclosure Schedule, or (ii) to the extent that Pentose otherwise consents in writing, to carry on its business diligently and in accordance with good commercial practice. In furtherance of the foregoing and subject to applicable law, Vitex agrees to notify Pentose, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except as provided in Article IV of the Pentose Disclosure Schedule, without the prior written consent of Pentose, Vitex shall not do any of the following:

     (a) amend or otherwise change its Certificate of Incorporation or By-
  Laws; or

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of options or shares of common stock issuable pursuant to the exercise of employee stock options under the Vitex Employee Stock Option Plans or pursuant to the Vitex Employee Stock Purchase Plan provided that the Vitex Board may grant rights under the Vitex Employee Stock Purchase Plan for subsequent offering periods consistent with past practice.)

     (c) (i) declare, set aside, make or pay any dividend or other distribution (whether in case, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing.

     (d) sell, transfer, license, sublicense or otherwise dispose of any Vitex IP Rights, or amend or modify any existing agreements with respect to any Vitex IP Rights, or Vitex IP Rights Agreement.

     (e) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.03(a), (b), (c) or (d), or any action which would make any of the representations or warranties of Vitex contained in this Agreement untrue or incorrect or prevent Vitex from performing or cause Vitex not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

   If Vitex wishes to obtain the consent of Pentose to take actions for which prior consent is required pursuant to this Section 4.03, it shall request such consent in writing by telecopy to the attention of the Chief Executive Officer of Pentose. A consent signed by such officer shall be deemed sufficient for purposes hereof. In addition, if Pentose receives such a request but does not respond in writing (which may include an e-mailed response) to such request within 3 business days after the date the request is telecopied, Pentose shall be deemed to have consented to the requested action for all purposes of this Agreement.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   Section 5.01. Proxy Statement/Prospectus; Registration Statement; Other. As promptly as practicable after the execution of this Agreement, Vitex will prepare and file with the SEC, the Proxy Statement and Vitex will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Vitex will respond to any comments of the SEC and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. Pentose will cooperate with all reasonable requests of Vitex in connection with the preparation, filing and response to comments on the Registration Statement and Proxy Statement. As promptly as practicable after the execution of this Agreement, Pentose and Vitex will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Vitex will notify Pentose promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply Pentose with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy

Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Pentose or Vitex, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Pentose and Vitex, such amendment or supplement. Management and the Board of Directors of Pentose shall recommend to its shareholders approval of this Agreement and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of Pentose, following receipt of written advice of Pentose's outside legal counsel, reasonably determines that such recommendation or opposition, as the case may be, could constitute a breach of the exercise of its fiduciary duty. Subject to the foregoing, the Proxy Statement will include the recommendation of the Board of Directors of Pentose for the approval of this Agreement and the Merger. Management and the Board of Directors of Vitex shall recommend to its shareholders approval of this Agreement and the transactions contemplated hereby unless the Board of Directors of Vitex, following receipt of written advice of Vitex's outside legal counsel, reasonably determines that such recommendation could constitute a breach of the exercise of its fiduciary duty. Subject to the foregoing, the Proxy Statement will include the recommendation of the Board of Directors of Vitex for the approval of this Agreement and the Merger.

   Section 5.02. Meetings of Stockholders. Promptly after the date hereof, Pentose will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to obtain a consent of stockholders, or to convene the Pentose Stockholders' Meeting to be held as promptly as practicable, and in any event within 30 days after the declaration of effectiveness of the Registration Statement and delivery of the Prospectus contained therein to the Stockholders, for the purpose of (i) voting upon this Agreement and (ii) obtaining the election by the holders of a majority of the outstanding shares of Pentose Preferred Stock not to treat the merger contemplated hereby as a liquidation, dissolution or winding up of Pentose under Section (B)(2)(c) of Article Fourth of Pentose's Certificate of Incorporation. Promptly after the date hereof, Vitex will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Vitex Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of (i) voting upon this Agreement, (ii) the issuance of shares of Vitex Common Stock by virtue of the Merger, (iii) the increase in the number of shares of Vitex Common Stock subject to the Vitex Amended and Restated 1998 Incentive Plan and (iv) the increase in the number of authorized shares of capital stock. Vitex and Pentose will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the foregoing proposals and to take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law to obtain such approvals, except to the extent that the Board of Directors of such party determines that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

   Section 5.03. Access to Information; Confidentiality. (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, Pentose and Vitex shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Pentose and Vitex each shall (and Pentose shall cause its subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality and standstill agreement (the "Confidentiality Agreement") between Vitex and Pentose.

   (b) Pentose shall provide to Vitex promptly as available its audited financial statements for the fiscal year ended December 31, 1998 and its unaudited financial statements for the quarter ended June 30, 1999.

   (c) Vitex shall provide to Pentose promptly as available a draft of its Form 10-Q for the quarter ended July 3, 1999.

   Section 5.04. Consents; Approvals. Pentose and Vitex shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and Pentose and Vitex shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Pentose and Vitex and the consummation by them of the transactions contemplated hereby. Pentose and Vitex shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement.

   Section 5.05. Stock Options and Warrants. (a) At the Effective Time, Pentose's obligations with respect to each outstanding option or warrant to purchase Shares of Pentose Common Stock (each, a "Pentose Option") under the Pentose Stock Option Plan or pursuant to the Warrants whether vested or unvested, will be assumed by Vitex. Each Pentose Option so assumed by Vitex under this Agreement shall continue to have, and be subject to, substantially the same terms and conditions set forth in the Pentose Stock Option Plan (which shall be adopted upon substantially the same terms and conditions by Vitex) (the "Adopted Employee Stock Option Plan") and the agreement or Warrant pursuant to which such Pentose Option was issued as in effect immediately prior to the Effective Time, except that (i) such Pentose Option will be exercisable for that number of Shares of Vitex Common Stock equal to the product of the number of Shares of Pentose Common Stock that were purchasable, including those not yet vested, under such Pentose Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of Shares of Vitex Common Stock, and (ii) the per share exercise price for the shares of Vitex Common Stock issuable upon exercise of such assumed Pentose Option will be equal to the quotient determined by dividing the exercise price per share of Pentose Common Stock at which such Pentose Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

   (b) It is the intention of the parties that Pentose Options assumed by Vitex qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent such Pentose Options qualified as ISO's prior to the Effective Time.

   (c) After the Effective Time, Vitex will issue to each holder of an outstanding Pentose Option a document evidencing the foregoing assumption by Vitex.

   (d) Vitex will reserve sufficient shares of Vitex Common Stock for issuance under this Section 5.05 hereof.

   Section 5.06. Pentose Affiliate Agreement. Set forth in Section 5.06 of the Pentose Disclosure Schedule is a list of those persons who may be deemed to be, in Pentose's reasonable judgment, affiliates of Pentose within the meaning of Rule 145 promulgated under the Securities Act (a "Pentose Affiliate"). Pentose will provide Vitex with such information and documents as Vitex reasonably requests for purposes of reviewing such list. Pentose will use its best efforts to deliver or cause to be delivered to Vitex prior to the Closing Date from each Pentose Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit A-1 (the "Pentose Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Vitex will be entitled to place appropriate legends on the certificate evidencing any Vitex Common Stock to be received by a Pentose Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Vitex Common Stock, consistent with the terms of the Pentose Affiliate Agreement.

   Section 5.07. Lock-up Agreement. Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership (collectively

"Ampersand") and its affiliates and Dr. Samuel K. Ackerman shall enter into in lieu of the Pentose Affiliate Agreement, a modification thereof substantially in the form attached hereto as Exhibit A-2 (the "Pentose Shareholder Affiliate Agreement") pursuant to which such parties agree not to sell, assign or otherwise transfer the shares of Vitex Common Stock they receive pursuant to the terms of this Agreement until the earlier to occur (the "Lock-Up") of (i) the date which is the first anniversary of the Effective Time or (ii) the day upon which the closing stock price for Vitex Common Stock, as quoted on the Nasdaq Stock Market National Market System as reported in the Wall Street Journal for each of the previous 20 consecutive trading days, has been in excess of $12 per share. The foregoing Lock-Up restrictions on the sale of shares of Vitex Common Stock shall not apply to any such shares which represent shares exchanged for up to 673,400 shares of Pentose Common Stock held by Dr. Ackerman, provided that such shares may only be transferred to Ampersand.

   Section 5.08. Indemnification By Surviving Corporation and Insurance. (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of Pentose which exist prior to the date hereof to indemnify Pentose's present and former directors and officers and their heirs, executors and assigns. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and By-laws of Pentose, which provisions will not be amended, repealed or otherwise modified for a period of one year from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Pentose, unless such modification is required by law.

   (b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present or former director or officer of Pentose and his or her heirs, executors and assigns (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of Pentose occurring prior to the Effective Time (including without limitation actions or omissions relating to the Merger) and for a period of one year after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its prior written consent; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such one-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

   (c) This Section 5.08 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Pentose, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

   Section 5.09. Notification of Certain Matters. Pentose shall give prompt notice to Vitex, and Vitex shall give prompt notice to Pentose, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Pentose or Vitex, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice

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

shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) and 6.03(a) unless the failure to give such notice results in material prejudice to the other party.

   Section 5.10. Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Vitex and Pentose shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368 of the Code.

   Section 5.11. Public Announcements. Vitex and Pentose shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the National Association of Securities Dealers, Inc. if it has used all reasonable efforts to consult with the other party.

   Section 5.12. Listing of Vitex Common Stock. Vitex shall file a Notification Form for Listing of Additional Shares together with the applicable fee covering the Vitex Common Stock to be issued in the Merger with Nasdaq prior to the Effective Time.

   Section 5.13. Conveyance Taxes. Vitex and Pentose shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

   Section 5.14. Accountants' Letters. Upon reasonable notice from Vitex, Pentose shall use its best efforts to cause Arthur Andersen LLP to deliver to Vitex a letter covering such matters as are customarily addressed in accountant's "comfort" letters in a form mutually agreeable to Vitex and Pentose.

   Section 5.15. Third Party Consents. As soon as practicable following the date hereof, Vitex and Pentose will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

   Section 5.16. Tax-Free Reorganization. Vitex and Pentose will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Vitex and Pentose will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

   Section 5.17. Board of Directors of Vitex. The Board of Directors of Vitex shall recommend to the stockholders of Vitex and shall use all other reasonable efforts to take all actions necessary (i) to cause the Board of Directors of the Surviving Corporation, immediately after the Effective Time, to consist of 9 persons, eight of whom shall have served on the Board of Directors of Vitex immediately prior to the Effective Time (the "Former Vitex Directors"), and Samuel K. Ackerman (the "Former Pentose Director"). If, prior to the Effective Time, any of the Pentose or Vitex designees shall decline or be unable to serve as a Pentose or Vitex director, Pentose (if such person was designated by Pentose) or Vitex (if such person was designated by Vitex) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

   Section 5.18. Officers of Vitex and Operation of Pentose Business. At the Effective Time, John R. Barr will continue to serve as the Chief Executive Officer and President of the Surviving Corporation, and Thomas T. Higgins will continue to serve as Chief Financial Officer and Executive Vice President-- Operations of the Surviving Corporation. Dr. Ackerman agrees that he will remain employed at the Surviving Corporation until the acceptable resolution, in the Surviving Corporation's sole reasonable discretion, of Dr. Chapman's one-year post-employment obligations to Baxter, if any. At the Effective Time Samuel K. Ackerman shall serve as an Executive Vice President and John Chapman shall serve as the Vice President for Blood Product Research of the Surviving Corporation. At the Effective Time the operations of the previous business of Pentose will remain generally intact and will be conducted in the greater Boston, MA area.

   Section 5.19. Form S-8. Vitex agrees to file a registration statement on Form S-8 for the shares of Vitex Common Stock issuable with respect to assumed Pentose Stock Options except for any issued and outstanding warrants no later than sixty (60) business days after the Effective Time.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

   Each of the Stockholders separately represents and warrants to Vitex as follows:

   Section 6.01. Title; Absence of Certain Agreements. Such Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the Shares set forth opposite the name of such Stockholder in Schedule 1 hereto, with the full power and authority to vote such Shares and transfer and otherwise dispose of such Shares, and any and all rights and benefits incident to the ownership thereof free and clear of all liens, restrictions or encumbrances of any nature whatsoever (an "Encumbrance") and except as set forth on the Pentose Disclosure Schedule, there are no agreements or understandings between such Stockholder and Pentose and/or any other Stockholder or any other person with respect to the voting, sale or other disposition of such Shares or any other matter relating to the Shares.

   Section 6.02. Organization, Good Standing and Power. In the case of any Stockholder that is not a natural person, such Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

   Section 6.03. Authority--General. Such Stockholder has full and absolute power and authority to enter into this Agreement and this Agreement has, in the case of a Stockholder that is not a natural person, been duly authorized by all requisite action on the part of such Stockholder; and this Agreement has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Subject to obtaining the consents set forth in
Section 2.04 of the Pentose Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof or thereof will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any encumbrance upon or against any assets, rights or property of Pentose (or against any Shares), under any term, condition or provision of (x) any agreement or instrument to which such Stockholder is a party, or by which such Stockholder is a party, or by which such Stockholder or any of his or its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Stockholder or any of his or its properties, assets or rights or (z) in the case of any Stockholder that is not a natural person, such Stockholder's Charter or by-laws, as amended through the date hereof.

   Section 6.04. Brokers. No Stockholder has, nor have any of their officers, directors, securityholders or employees (if any), employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

   Section 6.05. Accuracy of Representations and Warranties of Pentose. Such stockholder has carefully read and reviewed this Agreement and the Schedules and Exhibits hereto. To the best knowledge of such Stockholder, after due inquiry, the representations and warranties of Pentose set forth in this Agreement, as modified by the Pentose Disclosure Schedule, are true, correct and complete in all material respects and Pentose is not in breach or violation thereof.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

   Section 7.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Vitex or Pentose, threatened by the SEC;

     (b) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved and adopted, by the requisite vote, under applicable law, by the stockholders of Pentose and Vitex, respectively; and the issuance of shares of Vitex Common Stock by virtue of the Merger shall have been approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of Vitex;

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

     (d) Tax Opinions. Vitex shall have received a written opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Pentose shall have received a written opinion of Palmer & Dodge LLP, both in form and substance reasonably satisfactory to each to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Vitex and Pentose and agree to provide reasonable and customary representations in connection with the issuance of such opinions.

     (e) Nasdaq Listing. A Notification Form for Listing of Additional Shares covering the shares of Vitex Common Stock to be issued in the Merger shall have been filed with Nasdaq and the applicable fee paid by Vitex.

   Section 7.02. Additional Conditions to Obligations of Vitex. The obligations of Vitex to effect the Merger are also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Pentose contained in this Agreement (together with the Pentose Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) or (iii) failures to be true and correct that would not have a Material Adverse Effect on Pentose; and Vitex shall have received a certificate to such effect signed by the President of Pentose;

     (b) Agreements and Covenants. Pentose shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Vitex shall have received a certificate to such effect signed by the President of Pentose;

     (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, including those set forth in Section 2.04 of the Pentose Disclosure Schedule, and all filings required to be made, by Pentose for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Pentose;

     (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit the ownership or operation by Vitex or the Surviving Corporation, of all or a material portion of the business or assets of Vitex or the Surviving Corporation, or seeking to compel Vitex or the Surviving Corporation, or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Vitex or the Surviving Corporation, as a result of the Merger or the transactions contemplated by this Agreement;

     (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Pentose or any subsidiary of Pentose having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

     (f) Affiliate Agreements. Vitex shall have received from each person who is identified in Section 5.06 of the Pentose Disclosure Schedule as an "affiliate" of Pentose an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect;

     (g) Legal Opinion. Vitex shall have received a legal opinion from Palmer & Dodge LLP, counsel to Pentose, in a form reasonably acceptable to Vitex;

     (h) Transfer of Material Agreements. Pentose shall have received all consents and approvals required to the Merger under those Agreements set forth in Schedule 2.04 of the Pentose Disclosure Schedule.

     (i) Fairness Opinion. Vitex has received written opinion from Warburg Dillon Read LLC, dated as of the date of the effective date hereof and as of the effective date of the Registration Statement, that the Merger is fair to Vitex's stockholders from a financial point of view.

     (j) Amended Agreement. Vitex has received an executed amendment or agreement, in a form reasonably acceptable to it that the tax liability of Pentose pursuant to the Tax Indemnity Agreement by and among Pentose and the stockholders named therein, dated June 18, 1999, be limited to no more than $50,000.

     (k) Shareholder Agreement. Vitex shall have received the executed Pentose Shareholder Affiliate Agreement from each of Ampersand and its affiliates and Dr. Samuel K. Ackerman pursuant to Section 5.07 hereof.

     (l) Dissenters' Rights. Dissenting Shareholders shall not have exercised dissenters' rights with respect to more than 5% of the Shares.

   Section 7.03. Additional Conditions to Obligations of Pentose. The obligation of Pentose to effect the Merger is also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Vitex contained in this Agreement (together with the Vitex Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and
  (iii) failures to be true and correct that would not have a Material Adverse Effect on Vitex; and Pentose shall have received a certificate to such effect signed by the President and Chief Financial Officer of Vitex;

     (b) Agreements and Covenants. Vitex shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent any such non-performance or non-compliance would not have a Material Adverse Effect on Vitex, and Pentose shall have received a certificate to such effect signed by the President and Chief Financial Officer of Vitex;

     (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, including those set forth in Section 2.04 of the Pentose Disclosure Schedule, and all filings required to be made, by Vitex or Pentose for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Vitex or Pentose; and

     (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Pentose or any of its stockholders from consummating the Merger or otherwise complying with the terms of this Agreement;

     (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Vitex having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     (f) Legal Opinion. Pentose shall have received a legal opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Vitex, in a form reasonably acceptable to Pentose.

                                 ARTICLE VIII

                                  TERMINATION

   Section 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Pentose and Vitex:

     (a) by mutual written consent duly authorized by the Boards of Directors of Vitex and Pentose; or

     (b) by either Vitex or Pentose if the Merger shall not have been consummated by January 31, 2000 (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Vitex or Pentose if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by either Vitex or Pentose, if the required approvals of the stockholders of Vitex or Pentose contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

     (e) by Vitex, if the Board of Directors of Pentose shall have withheld, withdrawn or modified in a manner adverse to Vitex its recommendation in favor of the Merger or by Pentose, if the Board of Directors of Vitex shall have withheld, withdrawn or modified in any manner adverse to Pentose its recommendation in favor of the Merger, or

     (f) by Vitex or Pentose, upon a breach of any, covenant or agreement on the part of Pentose or Vitex, respectively, set forth in this Agreement, in either case, such that the conditions set forth in Section 7.02(b), or
  Section 7.03(b), would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of five
  (5) days from its occurrence by Vitex or Pentose, as the case may be, through the exercise of its reasonable best efforts and for so long as Vitex or Pentose, as the case may be, continues to exercise such reasonable best efforts, neither Pentose nor Vitex, respectively, may terminate this Agreement under this Section 8.01(f) unless such 5-day period expires without such Terminating Breach having been cured; or

     (g) by Pentose, if there shall have occurred any Material Adverse Effect with respect to Vitex since the date of this Agreement; or

     (h) by Vitex, if there shall have occurred any Material Adverse Effect with respect to Pentose since the date of this Agreement; or

     (i) by either Vitex or Pentose, if any representation or warranty on the part of the other party set forth in this Agreement proves to have been untrue on the date hereof, if such failure to be true is reasonably likely to have a Material Adverse Effect.

   Section 8.02. Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.01 above will be effective immediately upon the delivery of written notice by the terminating party to the other party hereto. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Sections 8.02, 8.03 and
9.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

   Section 8.03. Fees and Expenses.

     (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     (b) Pentose shall pay Vitex a fee of $1,000,000 upon the earliest to occur of the following events:

       (i) the termination of this Agreement by Vitex pursuant to Section 8.01(i); or

       (ii) the termination of this Agreement by Pentose or Vitex pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval and adoption by the stockholders of Pentose, if Pentose subsequently enters into an Alternative Transaction.

     (c) Vitex shall pay Pentose a fee of $1,000,000, upon the termination of this Agreement by Pentose pursuant to Section 8.01(i).

     (d) As used herein, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Vitex or its affiliates or any affiliate of Pentose (a "Third Party"), acquires more than 50 percent of the outstanding shares from Pentose, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Pentose pursuant to which any Third Party acquires more than 50 percent of the outstanding equity securities of Pentose, or the entity surviving such merger or business combination or
  (iii) any other transaction pursuant to which any Third Party acquires control of assets of Pentose having a fair market value equal to more than 50 percent of the fair market value of all the assets of Pentose, immediately prior to such transaction, provided that such transaction is completed or agreed to be completed within six months of termination of this Agreement.

     (e) The fee payable pursuant to Sections 8.03(b)(i) and 8.03(c), shall be paid within one business day after the first to occur of the events described in the applicable section. The fee payable pursuant to Section 8.03(b)(ii) shall be paid on the date of the closing of the Alternative Transaction giving rise to such fee.

     (f) In the event of any termination of this Agreement, other than pursuant to (i) Section 8.01(a) or (ii) any event involving a fee being paid by Pentose under Section 8.03 b(i) or (ii) or by Vitex under Section
  8.03 (c) then, within 30 days after such termination, Vitex shall, at the request of Pentose, purchase up to $2,000,000 in shares of Pentose capital stock, at the price and upon the other terms and conditions of the next round of equity financing for Pentose ("Equity Financing"). In the event such Equity Financing has not occurred within 30 days after such termination, such investment of $2,000,000 will be evidenced by a convertible promissory note with standard terms and conditions at a market rate pending the closing of the Equity Financing. In the event such Equity Financing is not completed within nine months after the termination of this Agreement, any outstanding convertible promissory note shall be automatically converted into Pentose Series B Convertible Preferred Stock at the price of $2.97 per share and having all other terms and conditions of the other purchasers of Series B Convertible Preferred Stock. The obligation of Vitex to invest and/or purchase up to $2,000,000 in Pentose capital stock will be subject to the condition that Ampersand invests and/or purchases at least an equal amount in Pentose at such time upon the same terms and conditions as the Vitex investment and/or purchase. The purchases shall be made pursuant to a purchase agreement upon terms and conditions and containing representations and warranties which are usual and customary for a private equity financing.

                                   ARTICLE IX

                                INDEMNIFICATION

   Section 9.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

     (b) "Event of Indemnification" shall mean the untruth, inaccuracy or breach of any representation or warranty by Pentose or a Stockholder contained in Article II or VI hereof or by Vitex contained in Article III hereof, which in any case, involves fraud or willful, intentional or reckless misrepresentation or willful omission of a material fact in connection therewith ("Fraud Claim"), including any Third Party Claims (as defined below) based on the foregoing.

     (c) "Indemnified Persons" shall mean and include (i) with respect to an Event of Indemnification arising under Article II or VI, Vitex and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing, (the "Stockholder Indemnified Persons") and (ii) with respect to an Event of Indemnification arising under Article III, each of the Stockholders and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the "Vitex Indemnified Persons").

     (d) "Indemnifying Persons" shall mean and include (i) with respect to an Event of Indemnification arising under Article II or VI, each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estate (the "Stockholder Indemnifying Persons") and
  (ii) with respect to an Event of Indemnification arising under Article III, the Surviving Corporation and its successors and assigns (the "Vitex Indemnifying Persons").

     (e) "Losses" shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 9.02 hereof.

   Section 9.02. Indemnification Generally. Subject to Section 9.03, the Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.

   Section 9.03. Limitations on Indemnification. Notwithstanding the foregoing, the right to indemnification under this Section 9 shall be subject to the following terms:

     (a) No indemnification shall be payable pursuant to Section 9.02 unless and until the amount of all claims for indemnification pursuant to Article II or IV or Article III, as the case may be, exceed $100,000 in the aggregate, whereupon indemnification pursuant to such Event of Indemnification shall be payable for such claims without any deduction.

     (b) No indemnification shall be payable pursuant to Section 9.02 if on the date of this Agreement the claiming party had actual knowledge of the breach of representation, warranty or covenant giving rise to such claim and such facts could reasonably have been expected to give rise to the Losses in light of the circumstances known to the claiming party on the date of this Agreement and the claiming party failed to give notice thereof to the indemnified party.

     (c) No indemnification shall be payable pursuant to Section 9.02 for claims asserted other than as set forth in Section 9.04.

     (d) All indemnification claims by Vitex Indemnified Persons may be satisfied, at the option of the Stockholder who is the Indemnifying Person with respect to such claim, by either (i) cash or (ii) surrender of shares of Vitex Common Stock, valued at the fair market value of such shares at such time, based on the closing price of a share of Vitex Common Stock average over the 20 trading days ending on the trading day prior to the transfer to Vitex Indemnified Persons.

     (e) No Stockholder (nor any of such Stockholder's successors, assigns, heirs and legal representatives or estates) shall be liable for the fraud or willful, intentional or reckless misrepresentation or willful omission of a material fact by another Stockholder.

     (f) A Stockholder Indemnifying Person's indemnification obligations for Losses shall not be in excess of the value of the Merger Consideration received by such Stockholder, valued as set forth in Section 9.03(d). The Vitex Indemnifying Persons indemnification obligations for Losses shall not be in excess of the value of the Merger Consolidation delivered to the Stockholders, valued as set forth in Section 9.03(d).

     (g) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

   Section 9.04. Assertion of Claims. No claim shall be brought under Section
9.02 hereof unless the Indemnified Persons, or any of them, at any time prior to the first anniversary of this agreement, give the applicable Indemnifying Person or Persons (a) a written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 9.05 of any third party claim, the existence of which might give rise to such a claim. The failure so to provide such notice to the Indemnifying Persons Stockholder will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior to the Survival Date for the Fraud Claim involved.

   Section 9.05. Notice and Defense of Third Party Claims. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

     (a) The Indemnified Persons shall promptly give written notice to the applicable Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the applicable Indemnifying Persons will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

     (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims, provided that no Third Party Claim may be settled without the consent of the Indemnifying Persons. The Stockholder and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

   Section 9.06. Survival of Representations and Warranties. The representations and warranties of the Vitex, Pentose and the Stockholders shall be deemed to be a condition to the Merger and shall not survive beyond the Effective Time, provided, however, that Fraud Claims shall survive in accordance with the applicable statute of limitations related to such Fraud Claims and shall be indemnified as set forth in Section 9.02. For convenience of reference, the date upon which any Fraud Claim shall terminate is referred to herein as the "Survival Date."

                                   ARTICLE X

                               GENERAL PROVISIONS

   Section 10.01. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 10.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the Pentose Disclosure Schedule or the Vitex Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided such relevance is reasonably apparent. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.01, as the case may be, except that the agreements set forth in Sections 5.05, 5.06, 5.07, 5.08, 5.10, 5.11, 5.17 and 5.19 shall survive the
Effective Time indefinitely and those set forth in Section 8.03 shall survive termination indefinitely. The Confidentiality Agreement shall remain in full force and effect and shall survive termination of this Agreement as provided therein.

   Section 10.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

     (a) If to Vitex:

         V.I. Technologies, Inc.
         155 Duryea Road
         Melville, New York 11747
         Attn: John R. Barr, President

      With a copy to:

         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         One Financial Center
         Boston, MA 02110
         Attn: William T. Whelan, Esq.

     (b) If to Pentose:

         Pentose Pharmaceuticals, Inc.
         45 Moulton Street
         Cambridge, MA 02138
         Attn: Dr. Samuel K. Ackerman, President

      With a copy to:

         Palmer & Dodge LLP
         One Beacon Street
         Boston, MA 02108
         Attn: Lynnette C. Fallon, Esq.

     (c) If to the Stockholders:

         to their address
         as set forth on the
         stock records of Vitex

      With a copy to:

         Palmer & Dodge LLP
         One Beacon Street
         Boston, MA 02108
         Attn: Lynnette C. Fallon, Esq.

   Section 10.03. Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which Pentose or Vitex, as the case may be, (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

     (b) "business day" means any day other than a day on which banks in Boston are required or authorized to be closed;

     (c) "knowledge" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person (including the officers, directors and Stockholders) could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director or key employee of an entity shall be imputed to be the knowledge of such entity.

     (d) "person" means a person, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (e) "subsidiary" or "subsidiaries" of Pentose, the Surviving
  Corporation, Vitex or any other person means any corporation, partnership, joint venture or other legal entity of which Pentose, the Surviving

  Corporation, Vitex or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

   Section 10.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Pentose and Vitex, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 10.05. Waiver. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound.

   Section 10.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 10.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   Section 10.08. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, including the letter of intent dated April 14, 1999 (other than the Confidentiality Agreement between Vitex and Pentose dated April 14, 1999), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

   Section 10.09. Assignment. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

   Section 10.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   Section 10.11. Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any 'such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

   Section 10.12. Governing Law. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

   Section 10.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   IN WITNESS WHEREOF, Vitex and Pentose have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          V.I. Technologies, Inc.

                                          By: /s/ John R. Barr
                                            ___________________________________
                                            Name: John R. Barr
                                            Title: President and Chief
                                            Executive Officer

                                          Pentose Pharmaceuticals, Inc.

                                          By: /s/ Samuel K. Ackerman
                                            ___________________________________
                                            Name: Samuel K. Ackerman, M.D.
                                            Title: President and Chief
                                            Executive Officer

                                            /s/ Samuel K. Ackerman
                                            ___________________________________
                                            Dr. Samuel K. Ackerman

                                          Ampersand Specialty Materials
                                          and Chemical III Limited Partnership

                                          By: ASMC-III Management Company
                                              Limited Partnership

                                          By: ASMC-III MCLP, LLP, its general
                                              partner

                                          By: /s/ Richard A. Charpie
                                            ___________________________________
                                            Name: Richard A. Charpie
                                            Title: Managing General Partner

                                          Ampersand Specialty Materials and
                                           Chemicals III Companion Fund
                                           Limited Partnership

                                          By: ASMC-III Management Company
                                              Limited Partnership

                                          By: ASMC-III MCLP, LLP, its general
                                           partner

                                          By: /s/ Richard A. Charpie
                                            ___________________________________
                                            Name: Richard A. Charpie
                                            Title: Managing General Partner

                                   SCHEDULE 1

Name of Stockholder                Number of Shares
Samuel K. Ackerman                 1,699,867
Ampersand Specialty Materials and  4,182,000 Series A Preferred Stock
Chemicals III Limited Partnership  1,325,293 Series B Preferred Stock
Ampersand Specialty Materials and     68,000 Series A Preferred Stock
Chemicals III Companion Fund          31,549 Series B Preferred Stock

Annex A - Agreement and Plan of Merger

                                                          EXHIBIT A-1 TO ANNEX A

                     FORM OF PENTOSE PHARMACEUTICALS, INC.
                              AFFILIATE AGREEMENT

                                          _______________________________, 1999
V.I. Technologies, Inc.
155 Duryea Road
Melville, NY 11747

Ladies and Gentlemen:

   Pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of July 28, 1999 (the "Agreement"), among V.I. Technologies, Inc., a Delaware corporation ("VITEX"), Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose"), and the stockholders of Pentose listed on Schedule 1 thereto ("Stockholders"), Pentose will merge with and into VITEX (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of capital stock of Pentose ("Pentose Capital Stock") will be converted into the right to receive shares of the common stock, par value $.01 per share, of VITEX (the "VITEX Common Stock"), on the basis described in the Agreement.

   The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of Pentose, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

   The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by VITEX, stockholders of VITEX, Pentose, other stockholders of Pentose and their respective counsel and accountants.

   The undersigned represents and warrants to and agrees with VITEX that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

     2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of VITEX Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Pentose.

     3. The undersigned shall not make any sale, transfer or other disposition of VITEX Common Stock in violation of the Act or the Rules and Regulations.

     4. The undersigned has been advised that the issuance of shares of VITEX Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the Shareholders of Pentose the undersigned may be deemed to have been an affiliate of Pentose and the distribution by the undersigned of any VITEX Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of VITEX Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to VITEX, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     5. Except as set forth in Section 10 below, VITEX is under no obligation to register the sale, transfer or other disposition of VITEX Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     6. Stop transfer instructions will be given to the transfer agent of VITEX with respect to the VITEX Shares the undersigned will receive, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) OR AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

     7. Unless the transfer by the undersigned of the VITEX Shares is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to a registration statement under the Act, VITEX reserves the right to put an appropriate legend on the certificates issued to a transferee.

     8. The legends set forth herein above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to VITEX a copy of a letter from the staff of the Commission, or an opinion of counsel representing the undersigned and reasonably satisfactory to VITEX, in form and substance reasonably satisfactory to VITEX, to the effect that such legend is not required for purposes of the Act.

     10. VITEX represents and agrees that for so long and to the extent necessary to permit the undersigned to sell the VITEX Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the VITEX Act, VITEX shall use its best efforts to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") so long as it is subject to such requirement, furnish to the undersigned upon request a written statement as to whether VITEX has complied with such reporting requirements during 12 months preceding any proposed sale under Rule 145 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144. VITEX has filed all reports required to be filed with the SEC under Section 13 of the 1934 Act during the preceding 12 months.

     11. The undersigned is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) all the shares of Pentose Capital Stock and options to purchase Pentose Capital Stock indicated on the last page hereof (the "Pentose Securities"). Except for Pentose Securities, the undersigned does not beneficially own any shares of Pentose Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other equity securities of Pentose or any options, warrants or other rights to acquire any equity securities of Pentose.

     12. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     13. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

     14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein (without giving effect to the conflicts of law principles thereunder).

     15. Counsel to and accountants for the parties shall be entitled to rely upon this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                          Shares beneficially owned by
                                          Affiliate:

                                                    shares of Pentose Common
                                          Stock

                                                    shares of Pentose Series A
                                          Redeemable Convertible Preferred
                                          Stock

                                                    shares of Pentose Series B
                                          Redeemable Convertible Preferred
                                          Stock

                                                    shares of Pentose Common
                                          Stock issuable upon exercise of
                                          outstanding options and warrants

                                          Very truly yours,
                                          -------------------------------------
                                          (print name of Shareholder above)

                                          By: _________________________________
                                              Name:
                                              Title:
                                              (if applicable)

Accepted this      day of
         , 1999, by

V.I. TECHNOLOGIES, INC.

By: ___________________________
Name:
Title:

                    [Signature Page to Affiliate Agreement]

Annex A - Agreement and Plan of Merger

                                                          EXHIBIT A-2 TO ANNEX A

                     FORM OF PENTOSE PHARMACEUTICALS, INC.
                        STOCKHOLDER AFFILIATE AGREEMENT

                                             ____________________________, 1999

V.I. Technologies, Inc.
155 Duryea Road
Melville, NY 11747

Ladies and Gentlemen:

   Pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of July 28, 1999 (the "Agreement"), among V.I. Technologies, Inc., a Delaware corporation ("VITEX"), Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose"), and the stockholders of Pentose listed on Schedule 1 thereto ("Stockholders"), Pentose will merge with and into VITEX (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of capital stock of Pentose ("Pentose Capital Stock") will be converted into the right to receive shares of the common stock, par value $.01 per share, of VITEX (the "VITEX Common Stock"), on the basis described in the Agreement.

   The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of Pentose, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

   The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by VITEX, stockholders of VITEX, Pentose, other stockholders of Pentose and their respective counsel and accountants.

   The undersigned represents and warrants to and agrees with VITEX that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

     2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of VITEX Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Pentose.

     3. The undersigned shall not make any sale, transfer or other disposition of VITEX Common Stock in violation of the Act or the Rules and Regulations.

     4. The undersigned has been advised that the issuance of shares of VITEX Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the Shareholders of Pentose the undersigned may be deemed to have been an affiliate of Pentose and the distribution by the undersigned of any VITEX Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of VITEX Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to VITEX, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     5. Except as set forth in Section 10 below, VITEX is under no obligation to register the sale, transfer or other disposition of VITEX Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     6. Stop transfer instructions will be given to the transfer agent of VITEX with respect to the VITEX Shares the undersigned will receive, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) OR AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

     7. Unless the transfer by the undersigned of the VITEX Shares is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to a registration statement under the Act, VITEX reserves the right to put an appropriate legend on the certificates issued to a transferee.

     8. The legends set forth herein above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to VITEX a copy of a letter from the staff of the Commission, or an opinion of counsel representing the undersigned and reasonably satisfactory to VITEX, in form and substance reasonably satisfactory to VITEX, to the effect that such legend is not required for purposes of the Act.

     10. VITEX represents and agrees that for so long and to the extent necessary to permit the undersigned to sell the VITEX Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the VITEX Act, VITEX shall use its best efforts to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") so long as it is subject to such requirement, furnish to the undersigned upon request a written statement as to whether VITEX has complied with such reporting requirements during 12 months preceding any proposed sale under Rule 145 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144. VITEX has filed all reports required to be filed with the SEC under Section 13 of the 1934 Act during the preceding 12 months.

     11. The undersigned is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) all the shares of Pentose Capital Stock and options to purchase Pentose Capital Stock indicated on the last page hereof (the "Pentose Securities"). Except for Pentose Securities, the undersigned does not beneficially own any shares of Pentose Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other equity securities of Pentose or any options, warrants or other rights to acquire any equity securities of Pentose.

     12. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     13. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

     14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein (without giving effect to the conflicts of law principles thereunder).

     15. Counsel to and accountants for the parties shall be entitled to rely upon this Agreement.

     16. Except as set forth in Section 17 below, the undersigned hereby irrevocably agrees that, the undersigned will not, until the earlier of (i) the date which is the first anniversary of the Effective Time (as defined in the Agreement) or (ii) the date on which the closing stock price for VITEX Common Stock as quoted on the Nasdaq National Market as reported in the Wall Street Journal has been in excess of $12 per share for each of the previous 20 consecutive trading days, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of VITEX Common Stock received in the Merger. Prior to the expiration of such period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

     17. [In Ackerman version]. The prohibition contained in Section 16 shall not apply to shares of VITEX Common Stock issued in exchange for up to 673,400 shares of Pentose Common Stock in the Merger only if such shares are transferred to Ampersand Specialty Materials and Chemicals III Limited Partnership or its affiliates ("Ampersand").

     [In Ampersand version]. The provisions of Section 16 above shall also apply to any shares of VITEX Common Stock purchased by the undersigned from Samuel K Ackerman.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                          Shares beneficially owned by
                                          Affiliate:

                                                     shares of Pentose Common
                                          Stock

                                                       shares of Pentose
                                          Series A Redeemable Convertible
                                          Preferred Stock

                                                       shares of Pentose
                                          Series B Redeemable Convertible
                                          Preferred Stock

                                                       shares of Pentose
                                          Common Stock issuable upon exercise
                                          of outstanding options and warrants

                                          Very truly yours,

                                          -------------------------------------
                                          (print name of Shareholder above)

                                          By: _________________________________
                                            Name:
                                            Title:
                                            (if applicable)

Accepted this      day of
        , 1999, by

V.I. TECHNOLOGIES, INC.

By: ___________________________
Name:
Title:

                    [Signature Page to Affiliate Agreement]